LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

   That the undersigned hereby

constitutes and

appoints each of Kelly L. Kittrell

and Douglas D.

 Haloftis, signing singly, the

undersigned's true

and lawful attorney-in-fact to:

    (1)     execute for and on behalf of

the undersigned, in the undersigned's

capacity as an officer

and/or director and/or 10% owner of CVSL Inc.,

a Florida corporation (the "Company"), Forms

3, 4, and 5 in

accordance with Section 16(a) of the

Securities Exchange Act of 1934, as

amended (the "Exchange Act"),

and the rules thereunder, and any

amendments thereto, and any

other forms or reports the undersigned

may be required to file in connection

with the undersigned's ownership, acquisition, or

disposition of securities of the Company,

including but not limited to obtaining Edgar

filing codes, to comply with Section 16(a)

 of the Exchange Act (collectively, "Section 16(a) Filings");

     (2)     do and perform any and

all acts for and on behalf of the undersigned which may be

necessary or desirable to complete and execute any

such Section 16(a) Filings, and timely file such

Section 16(a) Filings with the United States

Securities and Exchange

Commission and any stock

exchange or similar authority; and

    (3)     take any other action of

any type whatsoever

 in connection with the

foregoing which, in the opinion of

each such attorney-in-fact, may be of

benefit to, in the best interest of,

or legally required

by the undersigned, it being understood

that the Section 16(a) Filings executed

by such attorney-in-fact on behalf of

the undersigned pursuant to this Power

of Attorney may be in such form and

may contain such terms and

conditions as such attorney-in-fact

approves in such attorney-in-fact's discretion.

            The undersigned hereby grants

 to each such attorney-in-fact full

power and authority to do and perform any

and every act and thing

whatsoever requisite, necessary, or

proper to be

done in the exercise of any of

the rights and powers herein granted,

as fully to all intents

and purposes as the undersigned

might or could do if personally present,

with full power of substitution

or revocation, hereby ratifying and

confirming all that such

attorney-in-fact, or such attorney-in-fact's

substitute or substitutes,

shall lawfully do or cause to be done by

virtue of this Power of Attorney

 and the rights and powers herein

granted.  The undersigned

acknowledges that the foregoing

attorneys-in-fact, in serving

in such capacity at the request

of the undersigned, are not

assuming, nor is the Company

assuming, any of the undersigned's

responsibilities to comply

with Section 16 of the

Exchange Act.

  This Power of Attorney shall remain in full force

and effect until the undersigned is no longer

required to make Section  16(a)

Filings with respect to the

undersigned's holdings of and

transactions in

securities issued by the Company,

unless earlier revoked by

the undersigned in a signed writing

delivered to the foregoing attorneys-in-fact.

   IN WITNESS WHEREOF, the undersigned

 has caused this Power of

Attorney to be executed

as of this 10th day of July, 2014.

/s/ Bernard Ivaldi______________________

Name: Bernard Ivaldi